Exhibit 10.6

Execution Version

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”), dated as of August 26, 2022, is made and entered into by and between Riverview Acquisition Corp., a Delaware corporation (the “Company”) and Riverview Sponsor Partners, LLC, a Delaware limited liability company (the “Sponsor”).  The Company and the Sponsor are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Parties are a party to that certain Letter Agreement, dated as of August 5, 2021 (the “Administrative Services Letter Agreement”), regarding the provision of administrative services to the Company by the Sponsor;

WHEREAS, the Company is party to that certain Transaction Agreement, dated as of April 4, 2022 (the “Transaction Agreement”), by and among the Company, Westrock Coffee Company (f/k/a Westrock Coffee Holdings, LLC) (“Westrock”), Origin Merger Sub I, Inc., and Origin Merger Sub II, LLC (“Origin Merger Sub II”), pursuant to which, among other things, the Company will merge with and into Origin Merger Sub II, which is a wholly-owned subsidiary of Westrock, and Westrock will be listed as a publicly traded company on Nasdaq; and

WHEREAS, in connection with the transactions contemplated by the Transaction Agreement, the Parties desire to hereby terminate the Administrative Services Letter Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Termination Agreement, and intending to be legally bound hereby, each Party hereby agrees as follows:

1.        Termination of the Administrative Services Letter Agreement.  The Administrative Services Letter Agreement is hereby terminated in its entirety, effective upon the occurrence of the SPAC Merger Effective Time (as defined in the Transaction Agreement).

2.          No Further Obligations.  The Parties hereby further agree that, upon such termination of the Administrative Services Letter Agreement, (a) the Administrative Services Letter Agreement shall have no further force or effect, and (b) no party thereto shall have any right, duty, liability or obligation under the Administrative Services Letter Agreement as of and following the effectiveness hereof.

3.           Releases.  Each Party, on behalf of itself and its representatives and affiliates (collectively, the “Releasing Party”), hereby fully and unconditionally releases, acquits and forever discharges the other Party from any and all manner of actions, obligations, demands, damages, costs, expenses, compensation, liabilities or other relief, that any Releasing Party has, will or might have arising out of anything done, omitted, suffered or to be done by the other Party or any its affiliates, in each case, whether heretofore or hereafter accrued or unaccrued, and whether foreseen or unforeseen or known or unknown, in respect of the Administrative Services Letter Agreement.  The Releasing Party expressly acknowledges and agrees that, subject to the terms hereof, this release is intended to extinguish all claims of every type in respect of the Administrative Services Letter Agreement, including those known and unknown and those suspected and unsuspected, without regard to whether they are now known or suspected, even if those claims may materially affect such Releasing Party’s decision to enter into this release.

4.           Counterparts.  This Termination Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Termination Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Termination Agreement.

5.          Entire Agreement.  This Termination Agreement sets forth the entire understanding of the Parties with regard to the matters contemplated hereunder and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, made by the Parties or any officer, employee or representative of the Parties.

6.          Severability.  Any term or provision of this Termination Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  In the event that any provision hereof would, under applicable Law, be invalid or unenforceable in any respect, each Party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law.

7.           Governing Law.  This Termination Agreement will be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

8.         Amendment; Modification.  This Termination Agreement may be amended, modified or supplemented at any time only by written agreement of the Parties.

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Execution Version

IN WITNESS WHEREOF, the Parties hereto have executed this Termination Agreement as of the date set forth above.

RIVERVIEW ACQUISITION CORP., a Delaware corporation

By:	/s/ William Thompson
Name: William V. Thompson III
Title: Chief Financial Officer

RIVERVIEW SPONSOR PARTNERS, LLC, a Delaware limited liability company

By: RBM Riverview, LLC
Its managing member

By:	/s/ R. Brad Martin
Name: R. Brad Martin
Title: Managing Member

Signature Page to Termination Agreement (Administrative Services)